UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

(Date of Report (date of earliest event reported)): December 19, 2007

Oak Ridge Financial Services, Inc.

(Exact name of registrant specified in its charter)

North Carolina	000-52640	20-8550086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 Oak Ridge Road

P.O. Box 2

Oak Ridge, North Carolina 27310

(Address of principal executive offices)

Registrant’s telephone number, including area code (336) 644-9944

[not applicable]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02(e)	Compensatory Arrangements of Certain Officers

On December 19, 2007 Bank of Oak Ridge, a wholly owned subsidiary of Oak Ridge Financial Services, Inc., entered into Amended Endorsement Split Dollar Agreements with –

1)	Ronald O. Black, President and Chief Executive Officer,

2)	L. William Vasaly III, Senior Vice President and Chief Credit Officer, and

3)	Thomas W. Wayne, Senior Vice President and Chief Financial Officer.

The split dollar agreements allow each executive to designate a beneficiary for a portion of the total death proceeds payable at the executive’s death under insurance policies on each executive’s life, which policies are owned by Bank of Oak Ridge, with the remainder of the total death proceeds being payable to the bank. The agreements are operative both for death occurring while the executives are engaged in active service with the bank and for death occurring after retirement or other termination. Until amended, each of the agreements also provided that if the life insurance policies associated with the agreement are cancelled the executives’ beneficiaries would instead be entitled at the executives’ death to an alternative death benefit paid directly by the bank. The alternative bank-paid death benefit operative after policy cancellation would have consisted of an amount equal to the amount the beneficiary would have received had the policies not been cancelled, along with an income tax gross-up payment to compensate for the fact that death benefits paid directly by an employer are taxable as so-called “income in respect of a decedent” whereas death benefits paid under an insurance policy are not.

Amending and restating in their entirety the existing split dollar agreements, the amended agreements eliminate the promise on the bank’s part that it would provide an alternative bank-paid death benefit to the executives’ beneficiaries, along with an income tax gross-up payment, if the bank cancels the insurance policies on the executives’ lives. However, the amended agreements provide that the alternative bank-paid death benefit promise would be revived after a change in control of Oak Ridge Financial Services, Inc.

Item 9.01(d)	Exhibits

10(xiii)	Amended Endorsement Split Dollar Agreement between Bank of Oak Ridge and Ronald O. Black

10(xiv)	Amended Endorsement Split Dollar Agreement between Bank of Oak Ridge and L. William Vasaly III

10(xv)	Amended Endorsement Split Dollar Agreement between Bank of Oak Ridge and Thomas W. Wayne

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oak Ridge Financial Services, Inc.

Date: December 21, 2007	/s/ Thomas W. Wayne
Thomas W. Wayne
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10(xiii)	Amended Endorsement Split Dollar Agreement between Bank of Oak Ridge and Ronald O. Black

10(xiv)	Amended Endorsement Split Dollar Agreement between Bank of Oak Ridge and L. William Vasaly III

10(xv)	Amended Endorsement Split Dollar Agreement between Bank of Oak Ridge and Thomas W. Wayne